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                                                                   EXHIBIT 10(p)


                              SEVENTH AMENDMENT TO
                                CREDIT AGREEMENT



         THIS SEVENTH AMENDMENT ("Amendment") dated as of September 29, 2000, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

                                    RECITALS:

         A. Companies and Bank entered into a Credit Agreement dated as of June 13, 1996, which was amended by six amendments (as amended, "Agreement").

         B. Companies and Bank desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         1. The definition of "Lending Availability" set forth in Section 1 of the Agreement is amended to read in its entirety as follows:

          "`Lending Availability' shall mean as of any date of determination thereof, the sum of (a) eighty five percent (85%) of Eligible Accounts plus (b) thirty five percent (35%) of Eligible
          Inventory; provided, however, in no event shall the amount of Lending Availability determined under this clause (b) exceed Four Million Dollars ($4,000,000)."

          2. Section 2.A.2 of the Agreement is amended to read in its entirety as follows:


          "(a) From the date of execution of this Agreement to the Revolving
               Credit Maturity Date, the Companies shall pay to the Bank a Revolving Credit Commitment Fee monthly in arrears commencing June 1, 1996, and within three Business Days after the last day of each month thereafter. The Revolving Credit Commitment Fee shall be an amount equal to the average daily balance of the unborrowed portion of the Revolving Credit Commitment for the monthly period then ending, minus the average daily face amount of any outstanding Letters of Credit during such period, multiplied by one half of one percent (1/2%). The Revolving Credit Commitment Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Upon request of Companies, Bank shall provide to Companies the detail of Bank's computation of the Revolving Credit Commitment Fee. Whenever any payment of the Revolving Credit Commitment Fee shall be due



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               on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day;

         3. The first three sentences of Section 4.1 of the Agreement are amended to read in their entirety as follows:

               "The Revolving Credit Notes and the Advances under Section 2 hereof shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding, at a rate per annum equal to one quarter of one percent (1/4%) plus the Prime Rate. Interest shall be payable monthly on the first Business Day of each calendar month, commencing on the first Business Day of the calendar month during which such Advance is made, and at maturity. Notwithstanding the foregoing, from and after the occurrence of any Event of Default and during the continuation thereof, the Advances shall bear interest, payable on demand, at a rate per annum equal to three and three quarters percent (3-1/4%) above the Prime Rate."

         4. Companies hereby represent and warrant that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections 7.1 through
7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of each Company set forth in Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 10.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

          5. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

          6. This Amendment shall be effective upon the sale of the assets of Seibert-Oxidermo as consented to by Bank.




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         IN WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                            DETREX CORPORATION

By:                                         By:
    --------------------------------------     ---------------------------------
                                                   Gerald J. Israel

Its: Assistant Vice President               Its:   Vice President-Finance and
                                                   Chief Financial Officer


                                            THE ELCO CORPORATION

                                            By:
                                               ---------------------------------
                                                   Gerald J. Israel
                                            Its:   Treasurer

                                            HARVEL PLASTICS, INC.

                                            By:
                                               ---------------------------------
                                                   Gerald J. Israel
                                            Its:   Director

                                            SEIBERT-OXIDERMO, INC.

                                            By:
                                               ---------------------------------
                                                   Gerald J. Israel
                                            Its:   Treasurer





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                                   SCHEDULE 1




Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

Seibert-Oxidermo, Inc.


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